Exhibit 99.1

17-01 Pollitt Drive Fair Lawn, NJ 07410 Main 201-794-6500 Fax 201-794-8341 www.hbe-inc.com
HENRY BROS. ELECTRONICS, INC. COMPLETES THE MERGER
WITH KRATOS DEFENSE & SECURITY SOLUTIONS, INC.
FAIR LAWN, N.J., December 16, 2010 — Henry Bros. Electronics, Inc. (NASDAQ: HBE), a turnkey provider of technology-based integrated electronic security solutions, today announced that on December 15, 2010, after receving the required stockholder approval, it completed the previously announced merger transaction with Kratos Defense & Security Solutions, Inc. (NASDAQ: KTOS).
The affirmative vote of the holders of a majority of the outstanding shares of Henry Bros. common stock was required to approve the merger transaction with Kratos. According to the final vote tally of shares of Henry Bros. common stock, approximately 79% of the outstanding shares of Henry Bros. common stock as of November 2, 2010, the record date for the annual meeting, was voted to approve the merger.
Under the terms of the merger agreement, Henry Bros.’s stockholders will receive $8.20 in cash, without interest and less any applicable withholding taxes, for each share of Henry Bros. common stock they hold.
As of today December 16, 2010, the stock of Henry Bros. will no longer be quoted on The NASDAQ Capital Market.
About Henry Bros. Electronics, Inc.
Henry Bros. Electronics (NASDAQ: HBE) provides technology-based integrated electronic security systems, services and emergency preparedness consultation to commercial enterprises and government agencies. Henry Bros. has offices in Arizona, California, Colorado, Maryland, New Jersey, New York, Texas and Virginia. For more information, visit http://www.hbe-inc.com.
About Kratos Defense & Security Solutions
Kratos Defense & Security Solutions, Inc. (NASDAQ: KTOS) provides mission critical products, services and solutions for United States National Security. Principal products, services and solution offerings relate to and support C5ISR, weapon systems sustainment, military weapon range operations and technical services, network engineering services, information assurance and cybersecurity solutions, security and surveillance systems, and critical infrastructure security system design and integration. Kratos is headquartered in San Diego, California, with resources located throughout the U.S. and at key strategic military locations. News and information are available at www.KratosDefense.com.

ARIZONA	CALIFORNIA	COLORADO	MARYLAND	NEW JERSEY	NEW YORK	TEXAS	VIRGINIA

Forward-Looking Statements
This press release contains certain “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. Words such as “expect(s)”, “feel(s)”, “believe(s)”, “will”, “may”, “anticipate(s)”, “intend(s)” and similar expressions are intended to identify such forward-looking statements. These statements include, but are not limited to, statements regarding future performance. All of such information and statements are subject to certain risks and uncertainties, the effects of which are difficult to predict and generally beyond the control of Henry Bros., that could cause actual results to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. These risks and uncertainties include, but are not limited to: (i) uncertainties associated with the acquisition of Henry Bros. by Kratos, (ii) changes in economic, business, competitive, technological and/or regulatory factors and (iii) those risks identified and discussed by Henry Bros. in its filings with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Neither Kratos nor Henry Bros. undertakes any obligation to republish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. Readers are also urged to carefully review and consider the various disclosures in Henry Bros.’s SEC periodic and interim reports, including but not limited to its Annual Report on Form 10-K for the fiscal year ended December 31, 2009, Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2010, June 30, 2010 and September 30, 2010 and Current Reports on Form 8-K filed from time to time by Henry Bros. All forward-looking statements are qualified in their entirety by this cautionary statement.

Investor Contacts:
Todd Fromer	Jim Henry, Chief Executive Officer
KCSA Strategic Communications	Henry Bros. Electronics, Inc.
212-896-1215	201-794-6500
tfromer@kcsa.com	jhenry@hbe-inc.com

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